Natus Medical Announces Third Quarter 2021 Financial Results

	Q3-2021	Key Results
Revenue (millions)	$113.9	➢ Revenue increased 11% compared to Q3 2020 ➢ Generated $7.1 million in operating cash flow
GAAP EPS	$0.16
Non-GAAP EPS	$0.28

PLEASANTON, Calif. (November 4, 2021) - Natus Medical Incorporated (NASDAQ:NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages, today announced financial results for the three and nine months ended September 30, 2021.

For the third quarter ended September 30, 2021, the Company reported revenue of $113.9 million, an increase of 10.8% compared to $102.8 million reported for the third quarter of 2020. GAAP gross margin was 59.5% during the third quarter of 2021 compared to 46.2% in the third quarter of 2020. GAAP net income was $5.6 million, or $0.16 earnings per diluted share, compared with GAAP net loss of $9.3 million, or $0.28 loss per share in the third quarter of 2020.

Non-GAAP gross margin was 61.0% in the third quarter of 2021 compared to 56.2% reported for the third quarter of 2020. Non-GAAP earnings per diluted share was $0.28 for the third quarter of 2021, compared to $0.09 in the third quarter of 2020. Non-GAAP net income was $9.3 million in the third quarter of 2021 compared to $3.2 million in the third quarter of 2020.

For the nine months ended September 30, 2021, the Company reported revenue of $344.8 million, an increase of 16.1% compared to $297.0 million reported for the same period in 2020. GAAP gross margin was 58.2% vs. 50.8% reported for the same period in 2020. GAAP net income was $11.4 million, or $0.34 per diluted share, compared with GAAP net loss of $21.8 million, or $0.65 loss per share in the same period in 2020.

Non-GAAP earnings per diluted share was $0.73 for the first nine months in 2021, compared to $0.00 in the same period in 2020. The Company reported non-GAAP net income of $24.6 million for the nine months ended September 30, 2021, compared to the prior year's non-GAAP net income of $0.1 million. Non-GAAP gross margin was 60.2% in 2021 vs. 56.0% reported for the same period in 2020.

“We are encouraged by the 11% increase in revenue in the third quarter of 2021 compared to the same quarter in 2020 despite recent supply chain constraints. Demand for our products and services continued to improve throughout the quarter,” said Jonathan Kennedy, President and Chief Executive Officer of Natus.

“We saw the benefits of our investments in innovation this quarter with the release of the new Retcam Envision newborn eye imaging system in the United States, the first successfully performed clinical case using Natus’ newly launched XactTrode™ family of platinum subdural electrodes and another quarter of growing sales for our UltraPro EMG device, which was released in the fourth quarter of 2020,” Mr. Kennedy concluded.

Financial Guidance

For the fourth quarter of 2021, the Company's revenue is expected to be between $124.0 million and $128.0 million and non-GAAP earnings per share is expected to be between $0.41 and $0.46.

For the full year of 2021, the Company's updated revenue guidance is expected to be between $468.8 million and $472.8 million and non-GAAP earnings per share is expected to be between $1.13 and $1.18.

Supply chain delays and constraints have impacted our ability to ship products in the last few quarters, and as a result, we have seen backlog for certain products continue to grow. The guidance above reflects further supply chain delays anticipated in the fourth quarter of 2021.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, certain other expenses, and related tax effect, which the Company expects to be approximately $4.4 million and $17.3 million for the fourth quarter and full year of 2021, respectively, which the Company expects will reduce GAAP earnings per share by approximately $0.13 and $0.51 for the respective periods.
Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP operating profit: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring and other non-recurring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition, the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results, and each significant discrete transaction is evaluated to determine whether it should be excluded from non-GAAP reporting. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled a conference call to discuss this announcement beginning at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) tomorrow, November 5, 2021. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 3842689. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 3842689. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s website for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including supply chain delays and constraints, the business, social and economic impact of the COVID-19 pandemic on the Company's business and results of operations, the ability of the Company to realize the anticipated benefits from its new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue	$113,877	$102,803	$344,782	$296,966
Cost of revenue	44,487	47,160	139,019	134,665
Intangibles amortization	1,642	8,117	5,126	11,440
Gross profit	67,748	47,526	200,637	150,861
Gross profit margin	59.5%	46.2%	58.2%	50.8%
Operating expenses:
Marketing and selling	28,260	26,035	86,719	79,567
Research and development	14,267	14,670	42,556	46,574
General and administrative	12,853	12,384	40,316	36,754
Intangibles amortization	3,681	4,025	11,497	11,330
Restructuring	142	350	469	1,842
Total operating expenses	59,203	57,464	181,557	176,067
Income (loss) from operations	8,545	(9,938)	19,080	(25,206)
Interest expense	(332)	(1,107)	(1,655)	(2,800)
Other income (expense), net	(716)	160	(1,700)	(398)
Income (loss) before provision for (benefit from) income tax	7,497	(10,885)	15,725	(28,404)
Provision for (benefit from) income tax	1,924	(1,569)	4,292	(6,588)
Net income (loss)	$5,573	$(9,316)	$11,433	$(21,816)
Net income (loss) per share:
Basic	$0.17	$(0.28)	$0.34	$(0.65)
Diluted	$0.16	$(0.28)	$0.34	$(0.65)
Weighted-average shares:
Basic	33,638	33,828	33,649	33,577
Diluted	33,865	33,828	33,877	33,577

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	September 30,	December 31,
	2021	2020
ASSETS

Current assets:
Cash and investments	$68,779	$82,082
Accounts receivable	97,370	93,133
Inventories	71,545	75,650
Other current assets	23,977	20,837
Total current assets	261,671	271,702

Property and equipment	22,837	24,516
Operating lease right-of-use assets	9,946	11,669
Goodwill and intangible assets	222,895	244,040
Deferred income tax	26,296	27,563
Other assets	17,606	20,904
Total assets	$561,251	$600,394

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$28,322	$23,429
Current portion of long-term debt	—	50,000
Accrued liabilities	44,575	44,236
Deferred revenue	25,737	21,308
Current portion of operating lease liabilities	5,167	6,779
Total current liabilities	103,801	145,752

Long-term debt	—	5,840
Deferred income tax	9,826	10,298
Long-term operating lease liabilities	7,370	8,959
Other long-term liabilities	17,732	18,451
Total liabilities	138,729	189,300
Total stockholders’ equity	422,522	411,094
Total liabilities and stockholders’ equity	$561,251	$600,394

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Operating activities:
Net income (loss)	$5,573	$(9,316)	$11,433	$(21,816)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for losses on accounts receivable	(14)	209	273	1,158
Impairment of intangible assets	—	6,678	—	6,678
Depreciation and amortization	6,887	7,312	21,337	20,989
Loss on equity method investment	178	—	443	—
(Gain) loss on disposal of property and equipment	(1,525)	127	(1,516)	149
Warranty reserve	509	(151)	1,523	1,129
Share-based compensation	2,649	2,395	8,271	7,059
Loss on commencement of sales-type leases	—	766	3	1,861
Changes in operating assets and liabilities:
Accounts receivable	(2,631)	3,120	(428)	30,367
Inventories	(3,379)	4,777	3,655	(6,417)
Prepaid expenses and other assets	(3,082)	(7,012)	(3,878)	(11,078)
Accounts payable	1,615	(4,343)	5,229	(19)
Accrued liabilities	(803)	2,499	(822)	(13,844)
Deferred revenue	1,185	(1,243)	4,629	(941)
Deferred income tax	(46)	1,671	1,060	1,826
Net cash provided by operating activities	7,116	7,489	51,212	17,101
Investing activities:
Purchase of property and equipment	(982)	(690)	(2,949)	(7,617)
Purchase of equity method investments	—	—	(1,000)	—
Proceeds from sale of property and equipment	2,674	—	2,674	—
Net cash provided by (used in) investing activities	1,692	(690)	(1,275)	(7,617)
Financing activities:
Proceeds from stock option exercises and ESPP	—	—	612	658
Repurchase of common stock	—	—	—	(10,495)
Taxes paid related to settlement of equity awards	(10)	(10)	(1,254)	(1,936)
Deferred debt issuance costs	—	(1,175)	—	(1,175)
Principal payments of financing lease liability	(110)	(173)	(326)	(415)
Proceeds from long-term borrowings	—	—	—	60,000
Payments on borrowings	—	(20,000)	(57,000)	(48,000)
Net cash used in financing activities	(120)	(21,358)	(57,968)	(1,363)
Exchange rate changes effect on cash and cash equivalents	(2,403)	4,217	(5,272)	3,118
Net increase (decrease) in cash and cash equivalents	6,285	(10,342)	(13,303)	11,239
Cash and cash equivalents, beginning of period	62,494	84,878	82,082	63,297
Cash and cash equivalents, end of period	$68,779	$74,536	$68,779	$74,536

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP based results:
Income (loss) before provision for income tax	$7,497	$(10,885)	$15,725	$(28,404)

Non-GAAP adjustments:
Intangibles amortization (COGS)	1,642	8,117	5,126	11,440
Recall accrual and remediation efforts (COGS)	—	(366)	—	(366)
Restructuring and other non-recurring costs (COGS)	136	2,457	2,369	4,233
COVID-19 relief (COGS)	(82)	—	(484)	—
Intangibles amortization (OPEX)	3,681	4,025	11,497	11,330
Direct costs of acquisitions (OPEX)	—	—	21	—
Restructuring and other non-recurring costs (OPEX)	292	353	1,101	1,760
COVID-19 relief (OPEX)	(668)	—	(3,125)	—
Restructuring and other non-recurring costs (OI&E)	(80)	—	(80)	—
Non-GAAP income (loss) before provision for (benefit from) income tax	12,418	3,701	32,150	(7)

Income tax expense (benefit), as adjusted	$3,087	$505	$7,554	$(95)

Non-GAAP net income	$9,331	$3,196	$24,596	$88
Non-GAAP earnings per share:
Basic	$0.28	$0.09	$0.73	$0.00
Diluted	$0.28	$0.09	$0.73	$0.00

Weighted-average shares used to compute
Basic non-GAAP earnings per share	33,638	33,828	33,649	33,577
Diluted non-GAAP earnings per share	33,865	33,841	33,877	33,637

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP Gross Profit	$67,748	$47,526	$200,637	$150,861
Amortization of intangibles	1,642	8,117	5,126	11,440
Recall accrual and remediation efforts	—	(366)	—	(366)
COVID-19 relief	(82)	—	(484)	—
Restructuring and other non-recurring costs	136	2,457	2,369	4,233
Non-GAAP Gross Profit	$69,444	$57,734	$207,648	$166,168
Non-GAAP Gross Margin	61.0%	56.2%	60.2%	56.0%

GAAP Operating Income (Loss)	$8,545	$(9,938)	$19,080	$(25,206)
Amortization of intangibles	5,323	12,142	16,623	22,770
COVID-19 relief	(750)	—	(3,609)	—
Recall accrual and remediation efforts	—	(366)	—	(366)
Restructuring and other non-recurring costs	428	2,810	3,470	5,993
Direct cost of acquisitions	—	—	21	—
Non-GAAP Operating Income	$13,546	$4,648	$35,585	$3,191
Non-GAAP Operating Margin	11.9%	4.5%	10.3%	1.1%

GAAP Income Tax Expense (Benefit)	$1,924	$(1,569)	$4,292	$(6,588)
Effect of accumulated change of pretax income	1,456	2,402	4,415	6,493
Effect of change in annual expected tax rate	(293)	(328)	(614)	—
Difference in GAAP vs Non-GAAP discrete	—	—	(539)	—
Non-GAAP Income Tax Expense (Benefit)	$3,087	$505	$7,554	$(95)

	Three Months Ended	Twelve Months Ended
	December 31, 2021	December 31, 2021
GAAP EPS Guidance	$0.28 - $0.33	$0.62 - $0.67
Amortization of intangibles	0.16	0.65
Restructuring and other non-recurring costs	—	(0.01)
Tax effect	(0.03)	(0.13)
Non-GAAP EPS Guidance	$0.41 - $0.46	$1.13 -$1.18

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Neuro:
Revenue	$70,047	$58,781	$209,743	$167,679
Cost of revenue	26,507	24,418	81,598	69,297
Intangibles amortization	750	7,163	2,274	8,869
Gross profit	$42,790	$27,200	$125,871	$89,513
Gross profit margin	61.1%	46.3%	60.0%	53.4%

Newborn Care:
Revenue	$24,474	$25,710	$76,586	$76,860
Cost of revenue	10,036	12,440	31,923	35,690
Intangibles amortization	—	66	135	193
Gross profit	$14,438	$13,204	$44,528	$40,977
Gross profit margin	59.0%	51.4%	58.1%	53.3%

Hearing & Balance:
Revenue	$19,356	$18,312	$58,453	$52,427
Cost of revenue	7,944	10,302	25,498	29,678
Intangibles amortization	892	888	2,717	2,378
Gross profit	$10,520	$7,122	$30,238	$20,371
Gross profit margin	54.4%	38.9%	51.7%	38.9%

Consolidated:
Revenue	$113,877	$102,803	$344,782	$296,966
Cost of revenue	44,487	47,160	139,019	134,665
Intangibles amortization	1,642	8,117	5,126	11,440
Gross profit	$67,748	$47,526	$200,637	$150,861
Gross profit margin	59.5%	46.2%	58.2%	50.8%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Neuro:
GAAP Gross Profit	$42,790	$27,200	$125,871	$89,513
Amortization of intangibles	750	7,163	2,274	8,869
COVID-19 relief	(27)	—	(149)	—
Restructuring and other non-recurring costs	87	1,588	1,724	2,292
Non-GAAP Gross Profit	$43,600	$35,951	$129,720	$100,674
Non-GAAP Gross Margin	62.2%	61.2%	61.8%	60.0%

Newborn Care:
GAAP Gross Profit	$14,438	$13,204	$44,528	$40,977
Amortization of intangibles	—	66	135	193
Recall accrual and remediation efforts	—	(366)	—	(366)
Restructuring and other non-recurring costs	—	322	363	322
Non-GAAP Gross Profit	$14,438	$13,226	$45,026	$41,126
Non-GAAP Gross Margin	59.0%	51.4%	58.8%	53.5%

Hearing & Balance:
GAAP Gross Profit	$10,520	$7,122	$30,238	$20,371
Amortization of intangibles	892	888	2,717	2,378
COVID-19 relief	(55)	—	(335)	—
Restructuring and other non-recurring costs	49	547	282	1,619
Non-GAAP Gross Profit	$11,406	$8,557	$32,902	$24,368
Non-GAAP Gross Margin	58.9%	46.7%	56.3%	46.5%

Consolidated:
GAAP Gross Profit	$67,748	$47,526	$200,637	$150,861
Amortization of intangibles	1,642	8,117	5,126	11,440
Recall accrual and remediation efforts	—	(366)	—	(366)
COVID-19 relief	(82)	—	(484)	—
Restructuring and other non-recurring costs	136	2,457	2,369	4,233
Non-GAAP Gross Profit	$69,444	$57,734	$207,648	$166,168
Non-GAAP Gross Margin	61.0%	56.2%	60.2%	56.0%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GEOGRAPHIC REVENUE (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Consolidated Revenue:
United States	$72,114	$63,553	$210,624	$183,181
International	41,763	39,250	134,158	113,785
Totals	$113,877	$102,803	$344,782	$296,966

United States	63%	62%	61%	62%
International	37%	38%	39%	38%
Totals	100%	100%	100%	100%